UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

YTB International, Inc.
(Name of Registrant as Specified In Its Charter)
__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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May 7, 2010
Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of YTB International, Inc. to be held on June 7, 2010 at our corporate headquarters located at 1901 E. Edwardsville Road, Wood River, Illinois 62095 at 10:00 A.M. (CDT).

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD(S) AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. IF YOU HOLD BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, PLEASE COMPLETE AND MAIL BOTH ENCLOSED PROXY CARDS.   This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

It is always a pleasure for me and the other members of your Board of Directors to meet with our stockholders.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

J. Scott Tomer

J. Scott Tomer
Chairman of the Board of Directors

IMPORTANT

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. AS SUCH, PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD(S) AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING A WRITTEN STATEMENT FROM THE BANK OR BROKER VERIFYING THAT YOU ARE THE BENEFICIAL OWNER OF YOUR SHARES OR OTHER APPROPRIATE PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING. IF YOU LACK SUCH EVIDENCE, YOU WILL NOT BE ADMITTED TO THE MEETING.

YTB INTERNATIONAL, INC.
1901 East Edwardsville Road
Wood River, IL 62095

NOTICE OF ANNUAL MEETING

To be held on June 7, 2010

To the Holders of Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of YTB International, Inc. (the “Company”) will be held at 10:00 A.M. (CDT), at the Company’s corporate headquarters located at 1901 E. Edwardsville Road, Wood River, Illinois 62095, for the following purposes:

(1)
To elect J. Kim Sorensen, Lou Brock and Thomas B. Baker, Jr. as Class III directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the meeting or adjournments thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 4, 2010 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, considered as a single class, is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The Company will only admit to the Annual Meeting stockholders of record, persons who hold proof of beneficial ownership or who have been granted proxies, and any other person that the Company, in its sole discretion, may elect to admit. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy cards.

By Order of the Board of Directors,

 J. Kim Sorensen

J. Kim Sorensen
Secretary

Wood River, IL
May 7, 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED WHITE PROXY CARD(S). A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU HOLD BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, PLEASE COMPLETE BOTH ENCLOSED PROXY CARDS. PLEASE ACT AT YOUR FIRST CONVENIENCE.

YTB INTERNATIONAL, INC.
1901 East Edwardsville Road
Wood River, IL 62095

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on June 7, 2010

The proxy statement and annual report to stockholders for the fiscal year ended December 31, 2009 are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15513.

The enclosed proxy is being solicited by the Board of Directors of YTB International, Inc. (the “Board”), a Delaware corporation (“YTB”, “us”, “we” or the “Company”) for use in connection with the Annual Meeting of Stockholders to be held on June 7, 2010 (the “Annual Meeting”). This proxy statement and enclosed proxy are first being sent to stockholders on or about May 7, 2010. The mailing address of the principal executive office of the Company is 1901 East Edwardsville Road, Wood River, Illinois 62095. The cost of preparing, printing and mailing the notice of meeting, form of proxy, proxy statement and annual report will be borne by the Company. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in connection therewith.  In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. Proxies may be solicited by us and our directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries).

Your vote is important. Shares represented by proxies will be voted in accordance with instructions on the proxy cards or, if no instructions are provided, such proxies will be voted in accordance with the recommendation of the Board of Directors “For” Proposals 1 and 2. The proxies are also authorized to vote in their discretion on any other matter which may properly come before the Annual Meeting.

Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with our Secretary either a written revocation or a duly executed proxy bearing a later date. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. For additional information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please write to the Company’s Secretary at YTB International, Inc., 1901 East Edwardsville Road, Wood River, Illinois 62095 or call at 618-655-9477.

The record of stockholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on May 4, 2010. At that date we had outstanding 113,958,497 shares of our common stock, consisting of: (i) 79,608,469 shares of our Class A common stock ($0.001 par value) (“Class A Common Stock”), and (ii) 34,350,028 shares of our Class B common stock ($0.001 par value) (“Class B Common Stock”). (Please note that while the total number of outstanding shares of our common stock is known to us to be correct as of the record date, because of possible conversions of shares of Class B Common Stock to Class A Common Stock immediately prior to the record date, it is possible that the number of shares of these two classes of common stock has shifted relative to one another slightly from the date on which we filed this proxy statement with the Securities and Exchange Commission (“SEC”) until the record date). The two classes of our common stock are identical in all respects except as to voting power, as shares of Class A Common Stock are entitled to one-tenth vote per share, and shares of Class B Common Stock, one vote per share, on all matters submitted to a vote of our stockholders (including all matters to be submitted for a vote of our stockholders at the Annual Meeting). Shares of Class B Common Stock automatically convert into Class A Common Stock on a one-for-one basis upon sale or other disposition (with the exception of transfers among related entities, transfers to trusts for the benefit of the transferring holder of the Class B Common Stock, bona fide pledges under financing arrangements and similar transfers).

Under Section 216 of the Delaware General Corporation Law and Section 2.8 of our Amended and Restated By-Laws (the “By-Laws”), a majority of the shares of the Class A Common Stock and Class B Common Stock, considered as a single class, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting.  The election of nominees for director requires the affirmative vote of the plurality of the votes of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting, assuming there is a quorum.  This means that the nominees for director who receive the greatest number of votes cast in their favor (up to the number of director seats available for election) will be elected. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other proposal, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of the vote.

If your shares are held in the name of a broker, bank or other nominee holder, you are considered a “beneficial owner” of your shares and will receive instructions from the holder of record explaining how your shares may be voted. If you do not provide your broker or nominee specific voting instructions, your broker or nominee is authorized to use its own discretion and vote your shares on certain “routine” matters (such as Proposal 2) but is not permitted to use discretion and vote your shares on non-routine matters (such as Proposal 1). Prior to 2010, the uncontested election of directors was considered a routine matter for which brokers had discretionary authority to vote your shares. Beginning this year, brokers are no longer permitted to vote your shares for the election of directors if they do not receive instructions from you. We urge you to give voting instructions to your broker or nominee on both proposals.   If you would like to vote in person, you must obtain a proxy executed in your favor from your broker or nominee to be able to vote at the meeting.

If you hold shares of both Class A Common Stock and Class B Common Stock, you will need to complete, sign and mail both enclosed proxy cards (one with respect to each class of our common stock) in order to ensure that all of your shares are represented and voted at the Annual Meeting.

AVAILABLE INFORMATION AND SOURCES OF INFORMATION

We are subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, and at the SEC’s Regional Offices at 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604 and 3 World Financial Center, Suite 400, New York, NY 10281. Copies of such material also may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from the SEC’s website at www.sec.gov, free of charge.  You are being furnished with a copy of our annual report on Form 10-K along with this proxy statement, in satisfaction of the requirements of the Exchange Act. It is not to be regarded as proxy-solicitation material.

Statements contained in this proxy statement or in any document incorporated by reference in this proxy statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

 No persons have been authorized to give any information or to make any representation other than those contained in this proxy statement in connection with the solicitations of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person. The delivery of this proxy statement shall not under any circumstances create an implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any time subsequent to its date.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND 5% OWNERS

The following table lists the number of shares of common stock (consisting of Class A Common Stock and Class B Common Stock), beneficially owned as of April 22, 2010, by (i) those known by us to own beneficially 5% or more of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.  As of April 22, 2010, we had 113,958,497 total shares of common stock outstanding, consisting of 79,608,469 shares of Class A Common Stock and 34,350,028 shares of Class B Common Stock. These figures exclude 914,516 restricted shares of Class A Common Stock and 1,829,032 restricted shares of Class B Common Stock granted pursuant to a one-time restricted stock award on January 2, 2007 that are being held in escrow but have not yet vested and are therefore not treated as outstanding.  Shares of both classes of our common stock vote together as a single class on all matters submitted to a vote of our stockholders and are generally entitled to identical rights.  However, shares of Class A Common Stock are entitled to one-tenth vote per share, and shares of Class B Common Stock, one vote per share, for all matters voted upon.  Therefore, in addition to the ownership interests and percentages set forth below with respect to Class A Common Stock and Class B Common Stock as separate classes, we have also provided cumulative voting power information when considering the voting of both such classes as a single class, after factoring in the relative voting power of the two classes.  Except where indicated below, the address of each of the persons named below is 1901 East Edwardsville Road, Wood River, Illinois 62095.
	Class A			Class B
	Common Stock +			Common Stock +
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class	Amount and Nature of Beneficial Ownership		% of Class	Voting Power of Total Common Stock (%)

J. Scott Tomer,	13,425,581	(1)	16.8%	15,315,610	(1)	44.4%	39.2%
Chairman of the Board

J. Kim Sorensen,	13,360,178	(2)	16.8%	15,115,610	(2)	43.8%	38.7%
Secretary, Treasurer and Vice Chairman
of the Board

Robert M. Van Patten,	46,000		*	-		*	**
Chief Executive Officer, President, Interim
Chief Financial Officer and Director

Thomas B. Baker, Jr.,	83,333	(3)	*	-		*	**
Director

Jack H. Humes, Jr., Esq.,	83,333	(4)	*	-		*	**
Director

Patricia S. Williams, Esq.,	83,333	(5)	*	-		*	**
Director

Burt L. Saunders, Esq.,	-		*	-		*	**
Director

Lou Brock,	385,733	(6)	*	-		*	**
Director

Paul A. Hemings,	212,196	(7)	*	-		*	**
Director

All executive officers and directors	14,800,260		18.4%	16,204,318		47.0%	41.6%
as a group (9 persons)

J. Lloyd Tomer (8)	13,587,019	(9)	17.1%	15,675,010	(9)	45.4%	40.1%

Michael Y. Brent (10)	4,187,388	(11)	5.3%	112,500	(11)	*	1.3%

All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the SEC or information provided to us by such beneficial owners.

+ In accordance with Rule 13d-3 under the Exchange Act of 1934, as amended (“Rule 13d-3”), the number of shares beneficially owned is deemed to include shares of our common stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person’s spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. As provided by Rule 13d-3, each such person’s percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days after April 22, 2010, have been exercised or converted, as the case may be.

* Represents less than 1% of the issued and outstanding shares of such class.

** Represents less than 1% of the voting power of all common stock.

1 This ownership is based on the following shares that are beneficially owned: (i) 650,348 shares of Class A Common Stock and 1,297,096 shares of Class B Common Stock held directly by J. Scott Tomer; (ii) 2,056,252 shares of Class A Common Stock and 4,112,504 shares of Class B Common Stock held by Life Is Good, LP (The J. Scott Tomer and Lauri L. Tomer Revocable Living Trust is the sole stockholder of a corporation that is the general partner of Life Is Good, LP); (iii) 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock over which J. Scott Tomer may be deemed to share beneficial ownership with J. Lloyd Tomer and J. Kim Sorensen as a result of the grant, on November 22, 2006, by Michael Brent, Derek Brent and Darren Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of an irrevocable proxy (the “Proxy”) with respect thereto, including 75,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock, in the aggregate, issuable upon exercise of vested warrants held by Michael Brent and Derek Brent; and (iv) 2,702,559 shares of Class A Common Stock and 5,405,118 shares of Class B Common Stock currently held by Great River Enterprises, LP#1, an Illinois partnership (“Great River”) and 2,175,446 shares of Class A Common Stock and 4,350,892 shares of Class B Common Stock currently held by J. Kim Sorensen over which J. Scott Tomer may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement dated as of December 8, 2004 (the “Stockholders’ Agreement”) by and among Michael Brent, Derek Brent, Great River, J. Scott Tomer and J. Kim Sorensen.  J. Scott Tomer disclaims beneficial ownership of (x) the 2,702,559 shares of Class A Common Stock and 5,405,118 shares of Class B Common Stock held by Great River and 2,175,446 shares of Class A Common Stock and 4,350,892 shares of Class B Common Stock held by J. Kim Sorensen that are subject to the Stockholders’ Agreement and (y) the 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock subject to the Proxy.

2 This ownership is based on the following shares that are beneficially owned: (i) 2,597,300 shares of Class A Common Stock and 5,264,600 shares of Class B Common Stock held by J. Kim Sorensen individually, which includes 37,500 shares held in an IRA; (ii) 11,299 shares of Class A Common Stock and 22,598 shares of Class B Common Stock held in an IRA by Roxanna M. Sorensen, his spouse; (iii) 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock over which J. Kim Sorensen may be deemed to share beneficial ownership with J. Lloyd Tomer and J. Scott Tomer as a result of the grant, on November 22, 2006, by Michael Brent, Derek Brent and Darren Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of the Proxy with respect thereto, including 75,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock, in the aggregate, issuable upon exercise of vested warrants held by Michael Brent and Derek Brent; and (iv) 2,702,559 shares of Class A Common Stock and 5,405,118 shares of Class B Common Stock currently held by Great River and 2,160,446 shares of Class A Common Stock and 4,320,892 shares of Class B Common Stock currently held by J. Scott Tomer over which J. Kim Sorensen may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement.  J. Kim Sorensen disclaims beneficial ownership of (x) the 2,702,559 shares of Class A Common Stock and 5,405,118 shares of Class B Common Stock held by Great River and 2,160,446 shares of Class A Common Stock and 4,320,892 shares of Class B Common Stock held by J. Scott Tomer that are subject to the Stockholders’ Agreement, (y) the 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock subject to the Proxy, and (z) the 11,299 shares of Class A Common Stock and 22,598 shares of Class B Common Stock held by his spouse.

3 Includes 83,333 shares of Class A Common Stock issuable pursuant to certain unvested tranches of restricted stock awards vesting within 60 days of April 22, 2010.

4 Includes 83,333 shares of Class A Common Stock issuable pursuant to certain unvested tranches of restricted stock awards vesting within 60 days of April 22, 2010.

5 Includes 83,333 shares of Class A Common Stock issuable pursuant to certain unvested tranches of restricted stock awards vesting within 60 days of April 22, 2010.

6 Includes 206,098 shares of Class A Common Stock issuable pursuant to certain unvested tranches of restricted stock awards vesting within 60 days of April 22, 2010.

7 Includes 206,098 shares of Class A Common Stock issuable pursuant to certain unvested tranches of restricted stock awards vesting within 60 days of April 22, 2010.

8 The address of J. Lloyd Tomer is 1901 E. Edwardsville Road, Wood River, Illinois 62095

9 This ownership is based on the following shares that are beneficially owned: (i) 507,592 shares of Class A Common Stock and 1,048,108 shares of Class B Common Stock held by J. Lloyd Tomer individually; (ii) 100,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock held by Christine J. Tomer, J. Lloyd Tomer’s spouse; (iii) 50,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock held by Samantha C. Tomer, J. Lloyd Tomer’s dependent child; (iv) 50,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock held by J. Lloyd Tomer, Jr., J. Lloyd Tomer’s dependent child; (v) 2,702,559 shares of Class A Common Stock and 5,405,118 shares of Class B Common Stock held by Great River (J. Lloyd Tomer is the sole stockholder of a corporation that is the general partner of Great River); (vi) 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock over which J. Lloyd Tomer may be deemed to share beneficial ownership with J. Scott Tomer and J. Kim Sorensen as a result of the grant, on November 22, 2006, by Michael Brent, Derek Brent and Darren Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of the Proxy with respect thereto, including 75,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock, in the aggregate, issuable upon exercise of vested warrants held by Michael Brent and Derek Brent; and (vii) 4,335,892 additional shares of Class A Common Stock and 8,671,784 additional shares of Class B Common Stock currently held by J. Scott Tomer (2,160,446 shares of Class A Common Stock and 4,320,892 shares of Class B Common Stock) and J. Kim Sorensen (2,175,446 shares of Class A Common Stock and 4,350,892 shares of Class B Common Stock) over which Great River may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement.  J. Lloyd Tomer disclaims beneficial ownership of (x) the 2,160,446 shares of Class A Common Stock and 4,320,892 shares of Class B Common Stock held by J. Scott Tomer and the 2,175,446 shares of Class A Common Stock and 4,350,892 shares of Class B Common Stock held by J. Kim Sorensen that are subject to the Stockholders’ Agreement, (y) the 10,741,624 shares of Class A Common Stock and 150,000 shares of Class B Common Stock subject to the Proxy, and (z) the 200,000 shares of Class A Common Stock and 400,000 shares of Class B Common Stock held by his spouse and dependent children.

10 The address of Michael Y. Brent is 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

11 This ownership is based on the following shares that are beneficially owned: 4,187,388 shares of Class A Common Stock and 112,500 shares of Class B Common Stock held by Michael Y. Brent, all of which are subject to the Proxy granted by him to J. Scott Tomer, J. Lloyd Tomer and J. Kim Sorensen on November 22, 2006, including 56,250 shares of Class A Common Stock and 112,500 shares of Class B Common Stock issuable upon exercise of vested warrants held by Michael Y. Brent.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of eleven members, which currently includes two open seats.  J. Lloyd Tomer, Harold Kestenbaum, Esq. and Andrew Wilder, CPA resigned from the Board during 2009.  On June 15, 2009, the Board of Directors elected Jack H. Humes, Jr., Esq., Thomas B. Baker, Jr. and Patricia S. Williams, Esq. to the Board.  In addition, on October 6, 2009, the Board appointed Robert M. Van Patten to serve as a member of the Board and effective as of March 2, 2010, they appointed Burt L. Saunders, Esq. to serve as a member of the Board.  Pursuant to Section 3.2 of our By-Laws, our Board of Directors is divided (as evenly as possible) into three classes, whose terms of office expire, and who are therefore subject to election, in annual succession.  At the current time, one class of directors— Class I— consists of three (3) directors, while the two other classes— Classes II and III— consist of four (4) directors each, including one open seat in each.  The Board has not yet appointed replacements to fill the current vacancies on the Board.  Proxies may not be voted for greater than three nominees.

Currently, Jack H. Humes, Jr., Esq., Robert M. Van Patten and Burt L. Saunders, Esq. are each serving their respective remainder of a three-year term (since their respective election to the Board in June 2009, October 2009 and March 2010) as a Class I director until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified. Paul A. Hemings, J. Scott Tomer and Patricia S. Williams, Esq. are each serving a three-year term (in the case of Ms. Williams, the remainder of a three-year term since her election to the Board of Directors in June 2009) as a Class II director until the Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified. J. Kim Sorensen, Lou Brock and Thomas B. Baker, Jr. are each serving a three-year term (in the case of Mr. Baker, the remainder of a three-year term since his election to the Board of Directors in June 2009) as a Class III director until the Annual Meeting of Stockholders in 2010 and until their successors are duly elected and qualified.

Messrs. J. Scott Tomer and Sorensen were originally nominated to serve on the Board of Directors pursuant to a Stockholders’ Agreement among Great River, J. Scott Tomer, J. Kim Sorensen (collectively with Great River, the “Tomer Group”, Michael Brent, Derek Brent (together with Michael Brent, the “Brent Group”) and the Company dated as of December 8, 2004.  Per the terms of the Stockholders’ Agreement, to the extent that the Tomer Group collectively beneficially owns at least 20% of the shares held by them on the date of the Stockholders’ Agreement, the Tomer Group is entitled to nominate (i) three directors acceptable to them in their sole discretion, and (ii) one independent director.  The Tomer Group nominated Messrs. J. Scott Tomer, J. Lloyd Tomer, who resigned from the Board on October 6, 2009, and J. Kim Sorensen pursuant to the Stockholders’ Agreement.  In addition, pursuant to the terms of the Stockholders’ Agreement, to the extent that the Brent Group collectively beneficially owns at least 20% of the shares held by them on the date of the Stockholders’ Agreement, the Brent Group is entitled to nominate (i) three directors acceptable to them in their sole discretion, and (ii) one independent director.  Mr. Kestenbaum, who resigned from the Board on November 5, 2009, was nominated by the Brent Group pursuant to its nomination rights under the Stockholders’ Agreement.

Our Board of Directors has nominated Thomas B. Baker, Jr., Lou Brock and J. Kim Sorensen to serve as Class III Directors for a three-year term, to hold office until the Annual Meeting of Stockholders in 2013 and until their successors are duly elected and qualified. Each nominee has consented to be a nominee and to serve as a director if elected. Except as otherwise directed on the enclosed proxy cards, the persons named as proxies will vote for the election of the designated nominees, Mr. Baker, Mr. Brock and Mr. Sorensen, as our Class III directors. In the event that a nominee should become unavailable for election as a director, the persons named as proxies will vote for any substitute nominees that the Board of Directors may select.

Set forth below is biographical information for (i) our Class I directors whose terms of office do not expire as of, and who will continue to serve after, the Annual Meeting (ii) our current Class II directors whose terms of office do not expire as of, and who will continue to serve after, the Annual Meeting and (iii) our Class III directors who have been nominated for election to our Board of Directors at the Annual meeting

Name	Age	Position

Class I Directors

Jack H. Humes, Jr., Esq.	57	Director
Burt L. Saunders, Esq.	61	Director
Robert M. Van Patten	64	Chief Executive Officer, Interim Chief Financial
		Officer, President and Director

Class II Directors

Paul A. Hemings	47	Director
J. Scott Tomer	52	Chairman of the Board
Patricia S. Williams, Esq.	42	Director

Class III Directors

Thomas B. Baker, Jr.	51	Director
Lou Brock	70	Director
J. Kim Sorensen	59	Secretary, Treasurer and Vice Chairman
		of the Board

CLASS I DIRECTORS SERVING UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS:

Jack H. Humes, Jr., Esq.	Director Since June 2009
Currently Serving until 2011 Annual Meeting of Stockholders

Jack H. Humes, Jr., Esq., founded the Humes Law Office on May 1, 2000 after having been associated with the firm Burroughs, Hepler, Broom, MacDonald, Hebrank, & True (now Hepler Broom, LLC) since 1986.  Mr. Humes currently provides legal services to corporations, governmental bodies and individuals related to various real estate issues, focusing on land and right-of-way acquisition, construction, contracting and project financing.  Mr. Humes is a member of the Missouri Bar, the Illinois State Bar Association, the American Bar Association, the American Institute of Certified Planners and the American Planning Association. The Board selected Mr. Humes to serve as a director because of his legal experience and expertise in real estate matters.

Burt L. Saunders, Esq.	Director Since March 2010
Currently Serving until 2011 Annual Meeting of Stockholders

Burt L. Saunders, Esq., was re-elected to our Board of Directors effective March 2, 2010. He brings to YTB a wealth of experience in the public and professional spheres.  Mr. Saunders was a Florida State Senator for District 37 from November 1998 through 2008, representing Collier and Lee counties.  Prior to his election to the Florida Senate, Mr. Saunders served four years in the Florida House of Representatives and eight years on the Collier County Commission.  Mr. Saunders worked in public finance for A.G. Edwards and Sons, Inc. from 1986 to 1990.  Mr. Saunders currently serves in an “of counsel” capacity with Gray Robinson, P.A., a Florida-based firm, since August 2004, practicing in the areas of land use, local and state government, and health care law.  Mr. Saunders received his B.A. from the University of South Florida in 1972, his J.D. from the College of William and Mary in 1975 and his L.L.M. in Ocean/Coastal Law from the University of Miami in 1978. The Board selected Mr. Saunders to serve as a director because of his extensive background as legal counsel and his recognized leadership skills which make him well-suited to assist the Board in addressing any legal, financial and or governance issues which may arise and to assess legal risks and other challenges faced by the Company.

Robert M. Van Patten	Director Since October 2009
Currently Serving until 2010 Annual Meeting of Stockholders

Robert M. Van Patten, our Chief Executive Officer and President since October 2009, had previously served in a consulting capacity with the Company since April 2009.  In February 2010, Mr. Van Patten was named Interim Chief Financial Officer.  Previously, he served as President of IMC Agribusiness, an $800 million dollar division of IMC Global, a New York Stock Exchange listed company, now known as Mosaic.  Prior to joining the Company, from 1999 through 2009, he was President of North American Logistic Services, Inc., a privately owned transportation and distribution company doing business in Canada.  Mr. Van Patten holds a B.S.in Economics from DePaul University in Chicago, Illinois. The Board selected Mr. Van Patten to serve as a director because he is the Company’s CEO and President and is responsible in part for the strategic direction and day-to-day leadership of the Company.

CLASS II DIRECTORS SERVING UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS:

Paul A. Hemings	Director Since May 2008
Currently Serving until 2012 Annual Meeting of Stockholders

Paul A. Hemings has been a Group Director of Sales for Energizer Holdings, Inc. since 2005, where he leads the sales strategy development.  Prior to his appointment as Group Director, Mr. Hemings served as Energizer’s Director of Business Development, leading the annual business planning process. Before beginning his tenure at Energizer, Mr. Hemings held several sales and sales management positions at Procter & Gamble. He holds a B.S. from Bucknell University, which he received in 1985. The Board selected Mr. Hemings to serve as a director because it believes he has valuable experience in marketing and business planning and development resulting from his background in sales management positions at other public companies.

J. Scott Tomer	Director Since December 2004
Currently Serving until 2012 Annual Meeting of Stockholders

J. Scott Tomer, Chairman of the Board and Chief Executive Officer of the Company’s wholly-owned subsidiary, ZamZuu, Inc. (“ZamZuu”), served as our Chief Executive Officer from December 2005 until October 2009, and formerly served as our President from December 2004 through December 2005.  He is the son of J. Lloyd “Coach” Tomer.  Mr. Tomer was employed at A. L. Williams (now known as Primerica) from 1981 to 1993 where he attained the level of National Sales Director. In that position, he had the responsibility of field support and training the sales force, and trained over 2,000 sales personnel. He left Primerica in 1993 to become a Certified Financial Planner, developing a specialty in real estate investing prior to co-founding YourTravelBiz.com, Inc. in 2001 prior to its merger with the Company in 2004.  ZamZuu was formerly known as YTB Marketing, Inc. (“YTB Marketing”) and YourTravelBiz.com, Inc. The Board selected Mr. J. Scott Tomer to serve as a director and Chairman of the Board because of his experience as one of the Company’s founders, as a business leader and entrepreneur and his role as the Company’s former CEO which affords him unique insights into the Company’s strategies, challenges and opportunities.

Patricia S. Williams, Esq.	Director Since June 2009
Currently Serving until 2012 Annual Meeting of Stockholders

Patricia S. Williams, Director, is Senior Vice President General Counsel and Corporate Secretary of RehabCare Group, Inc. since November 2007, a leading provider of physical rehabilitation program management services in over 1,200 hospitals, skilled nursing facilities and other long-term care facilities throughout the United States.  Ms. Williams previously held the position of Vice President General Counsel and Corporate Secretary of Thermadyne Holdings Corporation from 1997 to 2007, a multi-national manufacturer of welding and cutting products.  Ms. Williams serves on the Board of Directors for White Drive Products, Inc., a leading global supplier of hydraulic motors and drive system products for mobile and industrial applications. The Board selected Ms. Williams to serve as a director because of her extensive legal background, as well as her long-standing knowledge of SEC rules and regulations as they relate to the Company’s role and responsibilities as a publicly traded entity.

NOMINEES TO SERVE A THREE-YEAR TERM AS CLASS III DIRECTORS UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS:

Thomas B. Baker, Jr.	Director Since June 2009
Currently Serving until 2010 Annual Meeting of Stockholders

Thomas B. Baker, Jr. currently serves as President and founder of Summit Development & Holdings, Inc. and Summit Capital, Inc. since 1996, and has extensive experience in finance, accounting, and entrepreneurial business development.  He also currently serves on the Advisory Board for the Accounting Department of Illinois Wesleyan University and serves on the alumni focus group of its St. Louis chapter.  Mr. Baker has previously served on the Board of Directors of Hoyleton Children's Home and the Advisory Board for EVCO National, a national painting company. The Board selected Mr. Baker to serve as a director and Chairman of the Audit Committee due to his valuable accounting, financial and business development expertise as well as his strong entrepreneurial background.  Mr. Baker has developed a deep knowledge of accounting issues and has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations.

Lou Brock	Director Since December 2006
Currently Serving until 2010 Annual Meeting of Stockholders

Lou Brock, is one of Major League Baseball’s all-time hits and stolen base leaders. He was inducted into Major League Baseball’s Hall of Fame in 1985 and was named one of the Top 100 Players of the 20th Century. Following his 19-year career in Major League Baseball, Lou Brock serves on the boards of many local and national youth organizations, including Education Is Freedom Foundation, Variety Club for Children, Wyman Youth Camp, Old Newsboys Day Children’s Charities, ECHO Children’s Home, Missouri Valley College and the Lou Brock Scholarship Foundation. He also serves on the board of Premier Bank. Mr. Brock holds honorary Doctorate degrees from Washington University, St. Louis, Missouri; Southern University, Baton Rouge, Louisiana; and Missouri Valley College, Marshall, Missouri. The Board selected Mr. Brock to serve as a director due to his promotional experience and long tenure with the Company which has allowed him to develop an in-depth understanding of the business and its unique challenges.

J. Kim Sorensen	Director Since December 2004
Currently Serving until 2010 Annual Meeting of Stockholders

J. Kim Sorensen, our Vice Chairman of the Board of Directors since November 2008 and Chief Executive Officer of the Company’s wholly-owned subsidiary, YTB Travel, Inc., served as President of the Company from December 2005 to November 2008.  He has owned and managed several businesses throughout his career. He joined A. L. Williams in 1981 and earned the Sr. Vice President position in 1985. In 1990, Mr. Sorensen partnered with J. Lloyd Tomer to provide technical and management support for their growing sales organization. In 2001, he was a co-founder of YTB Marketing, now known as ZamZuu, and his vision and leadership have led to the development and management of many of our systems. The Board selected Mr. Sorensen to serve as a director because of his long service and dedication as a founder of the Company, as well as his extensive experience in the travel industry.  Due to Mr. Sorensen’s long-time leadership role in the Company, he brings to the Board a practical understanding of the business and its operations.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THOMAS B. BAKER, JR., LOU BROCK AND J. KIM SORENSEN AS OUR CLASS III DIRECTORS.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than ten percent of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and each exchange on which its securities are traded. Officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, except as set forth below, we believe that during the fiscal year ended December 31, 2009, all of our officers, directors, and beneficial owners of greater than ten percent of our equity securities complied with all applicable Section 16(a) reporting requirements.

Mr. Simmons, a former member of our Board, failed to file one report relating to three transactions effected in 2008.  The report was subsequently filed in 2009.  Mr. Saunders, who resigned from the Board in 2008 and subsequently rejoined the Board in March 2010, failed to file one report relating to one transaction effected in 2008.  The report was subsequently filed in 2009.  Mr. Winfield, a former member of our Board, failed to timely file one report related to three transactions in 2009.  Mr. Wilder, a former Board member, failed to timely file two reports in 2009.  One report related to one transaction and the other related to three transactions.  Mr. Kestenbaum, a former member of our Board, failed to timely file one report in 2009 related to three transactions. Mr. Van Patten filed one late report in 2009 related to one transaction.

CORPORATE GOVERNANCE

Board of Directors and Committees

Director Independence

Though our common stock is not currently listed on a national securities exchange, we use the standards of independence applicable to boards and committees as set forth under the rules of the NYSE Amex LLC (“AMEX”).  Our Board has reviewed all relationships between the Company and members of the Board and has affirmatively determined that Mr. Hemings, Mr. Humes, Mr. Baker, Ms. Williams and Mr. Saunders are independent under applicable standards.  These directors are not affiliated with us in any capacity, other than through their stock ownership and Board service.  In addition, each of the members of the Audit Committee meets the heightened criteria for independence applicable to members of audit committees under SEC rules and AMEX listing standards.

Leadership

Our Board of Directors oversees and guides the Company’s management and its business affairs.  One of the key responsibilities of our Board is to evaluate and determine its own leadership structure that best positions it to provide independent oversight of management.  The Board understands that its leadership structure will depend on the competitive and changing environment in which we operate our business and that the appropriate structure may vary as circumstance warrant.  Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors.  All committee members are elected by and serve at the pleasure of the Board.  In its oversight of the Company, the Board sets the tone for the ethical standards and performance of management, staff and the Company as a whole.

J. Lloyd “Coach” Tomer served as Chairman of the Board from December 2004 until his resignation from the Board in October 2009.  Coach Tomer stepped down from the Board allowing him to continue to focus on mentoring the leaders of the Company’s sales force and to devote more time to the Company’s philanthropic division to raise funds for associations and groups.

Since the resignation of Coach Tomer, the Board has determined to separate the roles of the Chief Executive Officer and Chairman in recognition of the differences between the two roles currently.  The Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman coordinates Board activities to enable the Board to effectively provide guidance to and oversight of management and governance of the Company.  In addition, the Chairman presides over all meetings of the Board and the Company’s annual meetings of stockholders.

Our Board believes that Mr. J. Scott Tomer, our current Chairman, Chief Executive Officer from December 2005 until October 2009, is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy for our business.  Independent directors and management have different perspectives and roles in strategy development.  The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while Mr. J. Scott Tomer brings company- and industry-specific experience and expertise to the Board.  As former Chief Executive Officer from December 2005 until October 2009, our Chairman is also available to Mr. Van Patten, our current Chief Executive Officer and President, for advice and counsel, as appropriate.  Mr. J. Scott Tomer also provides leadership and support for all external communications, including investor relations.

The Board of Directors has also appointed an Executive Committee, which is responsible for setting the strategic direction for the Company.  The Executive Committee consists of J. Scott Tomer, J. Kim Sorensen, and Robert M. Van Patten.  Collectively they meet twice a month to review the overall direction of the Company, set corporate policy and provide direction to the sales force and home office management team.  They report to the Board of Directors for approval on strategic issues and their compensation is determined by the Compensation Committee and subject to full Board approval.

The Board of Directors convenes after each quarterly meeting without management present to discuss corporate governance issues.

The Board recognizes that depending on the circumstances, other leadership models may be appropriate.  No single leadership model is right for all companies and at all times.  Accordingly, the Board periodically reviews its leadership structure.

Risk Oversight

The Board’s role in the Company’s risk oversight process includes regular reviews of information from senior management (generally through Board committee presentation) regarding the areas of material risk to the Company. A description of certain material risks affecting the Company can be found in our Form 10-K for the year ended December 31, 2009.  The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of financial and information technology risks.  The Investment Committee, comprised of Burt L. Saunders as Chairman, Thomas B. Baker, Jr. and Jack H. Humes, Jr., Esq., is responsible for overseeing the management of risks relating primarily to credit, liquidity and investment options.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings and Attendance

During the fiscal year ended December 31, 2009, there were three special meetings and four regular meetings of our Board of Directors. All of our incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they serve. In addition, while our Board of Directors has no formal policy in effect with respect to attendance at annual meetings of stockholders, seven of the then-current directors attended our annual meeting of stockholders in 2009.

Our Board of Directors has established various committees to assist it in discharging its duties. The three standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Investment Committee.

Audit Committee

Our Audit Committee’s function is to evaluate the adequacy of our internal accounting controls, review the scope of the audit by the independent auditors and related matters pertaining to the examination of the financial statements, review the year-end and the quarterly financial statements, review the nature and extent of any non-audit services provided by our independent auditors and make recommendations to our Board of Directors with respect to the foregoing matters as well as with respect to the appointment of our independent auditors. The Audit Committee had four (4) meetings in the fiscal year ended December 31, 2009. The Audit Committee is responsible for overseeing our compliance with the Sarbanes Oxley Act of 2002 and all rules promulgated thereunder by the SEC. Our Board of Directors has determined that all three of its current members of the Audit Committee— Messrs. Baker and Humes and Ms. Williams— are independent under applicable AMEX standards.  The Audit Committee is governed by a written charter that was adopted by our Board of Directors on October 27, 2006.  A copy of such charter that is included as Appendix A to this proxy statement.  The Audit Committee is responsible for approving the engagement of, and has engaged, Marcum LLP to perform audit services for us and our subsidiaries for the fiscal year ending December 31, 2010. Members of the Audit Committee are:

Thomas B. Baker, Jr., Chairman
Jack H. Humes, Jr., Esq.
Patricia S. Williams, Esq.

Audit Committee Financial Expert

The Board of Directors has determined that Thomas B. Baker, Jr. qualifies as an “audit committee financial expert” within the meaning of Item  407(d)(5)(ii) of Regulation S-K.

Compensation Committee

The Compensation Committee consists solely of non-employee directors.  The Compensation Committee held no formal meetings in the fiscal year ended December 31, 2009.  The Compensation Committee administers our equity incentive plans, including our Amended and Restated 2004 Stock Option and Restricted Stock Plan and our 2007 Sales Director Bonus Plan.  The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to ensure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs, and deliberated and approved the terms of the new employment agreements that we entered into with our senior executives, effective as of January 1, 2008.  The Compensation Committee recommends all compensation decisions to the full board for its review and approval.  The Compensation Committee is further empowered to oversee and implement our compensation policy with respect to the non-employee members of our Board of Directors.  In furtherance of this role, the Compensation Committee, working with an independent compensation consulting firm, adopted and approved the compensation arrangements of our non-employee directors.  These arrangements reflect the recommendations of the independent consulting firm, are contained in our non-employee director compensation policy, and were effective as of April 25, 2008.  The Compensation Committee is governed by a written charter that is included as Appendix B to this proxy statement.  Members of the Compensation Committee are:

Lou Brock, Chairman
Paul A. Hemings
Jack H. Humes, Jr., Esq.
Patricia S. Williams, Esq.

Our Board of Directors has determined that Messrs. Hemings and Humes and Ms. Williams are independent.  Mr. Brock is not independent due to the commissions he receives as an independent marketing representative with the Company.  The Board determined that due to his long history with the Company and his many years of Board service providing a familiarity with the Company’s compensation policies and practices, he is qualified to chair the Compensation Committee.  Although the Compensation Committee recommends compensation for senior executives and non-employee members of the Board, the full Board with a majority of independent directors approves all compensation decisions,

Board Nomination Process

We do not currently have a standing nominating committee. Given our size and resources, along with the difficulties inherent in managing multiple committees of our Board of Directors, and because most nominees for our Board of Directors have been chosen in recent years pursuant to the terms of the Stockholders’ Agreement, our Board of Directors has determined that the establishment of such a separate committee is not necessary at the current time.  In addition, because most nominees for our Board of Directors in recent years have been chosen pursuant to the terms of the Stockholders’ Agreement, we have not established any specific policy with regard to the consideration of director candidates recommended by our security holders. However, despite the absence of any such formal policy, our Board of Directors will consider candidates who are recommended by our stockholders.

The Company does not maintain a separate policy regarding the diversity of its board members.  However, it is the practice of the Board to consider individuals with diverse and varied professional and other experiences for membership. The Board will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company.  The Board considers the independence, possible conflicts of interest, personal background, judgment, business specialization, technical skills and diversity of each director candidate, and the extent to which he or she will fill a current or anticipated need on the Board.  To this end, the Board considers diversity to include not only factors such as the candidate’s gender, race, national origin, disability, religion or creed, but also his or her education, professional experience, technical expertise and skill set.  The Board considers the entirety of each candidate’s credentials in the context of these factors and other qualities or attributes that the Board believes will help the Board perform its duties effectively.  With respect to the nomination of continuing directors for re-election, the Board also considers the individual’s past contributions to the Board.

Stockholders may recommend individuals for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to YTB International, Inc., c/o J. Kim Sorensen, Corporate Secretary, 1901 East Edwardsville Road, Wood River, IL 62095. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next Annual Meeting of Stockholders.  The entire Board of Directors participates in the consideration of director nominees.

Communicating with Our Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to YTB International, Inc. Board of Directors, c/o J. Kim Sorensen, Corporate Secretary, 1901 East Edwardsville Road, Wood River, IL 62095.

Communications are forwarded to all directors if they relate to important substantive matters. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Code of Ethics

We adopted a Code of Ethics (the “Code”) that applies to all of the executive officers (as well as all management personnel) of the Company and our subsidiaries. All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. Other, more detailed, policies and procedures that our directors, officers and employees are expected to comply with are set forth in separate documents (such as our Policy Statement Regarding Insider Trading) and are not part of the Code. A copy of such Code was included as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 14, 2010.  In addition, a copy of the Code is available on the Company’s website at www.YTBI.com or will be provided free of charge, upon written request to the following address: YTB International, Inc., 1901 East Edwardsville Road, Wood River, IL 62095, Attention: J. Kim Sorensen.

EXECUTIVE OFFICERS OF THE COMPANY

Our current Executive Officers are J. Scott Tomer, J. Kim Sorensen and Robert M. Van Patten.  The biographies of Messrs. J. Scott Tomer, Sorensen and Van Patten are set forth above under PROPOSAL 1: “ELECTION OF DIRECTORS.”

SUMMARY COMPENSATION TABLE

The following table discloses compensation of our named executive officers for 2009.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)

J. Scott Tomer,	2009	325,000	347,868	(1)	672,868
Chairman of the Board
	2008	325,000	692,594	(2)	1,017,594

Robert M. Van Patten,	2009	54,232	99,000	(3)	153,232
Chief Executive Officer
	2008	-	-		-

J. Kim Sorensen,	2009	325,000	256,884	(4)	581,884
Vice Chairman of the Board
	2008	325,000	706,657	(5)	1,031,657

(1)	Represents $336,736 in commissions, not including $17,974 in commissions earned but not yet paid as of December 31, 2009, and $11,132 in insurance premiums.

(2)	Represents $682,361 in commissions and $10,233 in insurance premiums.

(3)	Represents consulting fees received by Mr. Van Patten prior to his appointment as Chief Executive Officer.

(4)	Represents $236,689 in commissions, not including $117,974 in commissions earned but not yet paid as of December 31, 2009; $9,063 in 401K contributions; and $11,132 in insurance premiums.

(5)	Represents $682,361 in commissions; $14,063 in 401K contributions; and $10,233 in insurance premiums.

Narrative Disclosure For Summary Compensation Table

Effective January 1, 2008, the Company entered into long-term employment agreements with each of Mr. J. Scott Tomer and Mr. J. Kim Sorensen. All employment agreements expire December 31, 2012 and subject each officer to confidentiality requirements, as well as anti-raiding and non-competition restrictions for an additional two years following termination of employment. The new employment agreements for Messrs. J. Scott Tomer and J. Kim Sorensen supersede the previous employment agreements for each such individual that were effective January 1, 2005 and had been scheduled to terminate on December 31, 2009.

Effective October 6, 2009, the Company entered into an employment agreement with Robert M. Van Patten for a term of twelve months expiring October 4, 2010.

Base Salaries

The salaries paid to named executive officers and their annual salary increases are provided for in the employment agreements for the named executive officers.  Under their employment agreements with the Company, each of Messrs. J. Scott Tomer and J. Kim Sorensen, will serve in their positions for five-year terms, earning starting annual base salaries (in fiscal 2008) of $325,000, which shall increase in increments of $25,000 for each successive year under the agreements. Each employment agreement automatically renews for additional one year terms at the then-current base salary upon the expiration of the initial term or any successor term if either party does not provide notice of non-renewal at least 90 days prior to such expiration.

Under his employment agreement, Mr. Van Patten will receive an annual base salary of $300,000.

Monthly Sales Related Commissions, Bonuses, and Certain Other Payments

In addition to serving as named executive officers, Messrs. J. Scott Tomer and J. Kim Sorensen also serve as Sales Directors within the Company. In this role, they perform additional duties which include recruiting and growing the sales force. As part of their compensation for these duties, Messrs. J. Scott Tomer and J. Kim Sorensen are eligible for additional override commission bonuses, sales director bonuses and sales and retention payments as follows:

Override Commission Bonus. Under the long-term employment agreements, certain named executive officers maintain ownership of override commissions on Internet Business Center (“IBC”) sales and monthly fees. Override commissions are fundamentally a network marketing “multi-tiered” compensation plan that provide for commissions to be paid to up-line individuals or “sponsors” based on a percentage of commissions generated from sales in a Representative’s down-line in order to compensate the up-line sponsors responsible for building the sales force. Each of Messrs. J. Scott Tomer and J. Kim Sorensen, as Representatives, owns an override position on certain IBC sales and monthly fees generated by certain Representative positions of our ZamZuu sales organization.

Sales Director Bonus. Each of Messrs. J. Scott Tomer and J. Kim Sorensen are considered by the Company to be Sales Directors for its subsidiary YTB Marketing, now known as ZamZuu, for various purposes. Sales Directors are independent marketing representatives for YTB Marketing who sell IBCs and support their downline sales force. In order to be considered a Sales Director, an individual must have achieved specified sales and retention objectives. The various levels of achievement are based on the number of active Site Owners (“SOs” or “SO”) within each Sales Director’s downline sales force as listed below:

 Level 1 Director = 500 active SOs

 Level 2 Director = 2,000 active SOs

 Level 3 Director = 5,000 active SOs

 Level 4 Director = 10,000 active SOs

 Level 5 Director = 25,000 active SOs

 Level 6 Director = 50,000 active SOs

YTB Marketing has developed a profit sharing pool (the “Pool”), whereby monies from each new sale and each renewal and other sales are allocated to the Pool for purposes of paying additional compensation to the Sales Directors above the standard network marketing compensation plan. These monies are allocated to the Sales Directors based on their Sales Director level. The Pool was designed and developed to provide additional incentive to the Sales Directors for performance on a monthly basis.

During 2009, the Company paid $336,736 in commissions to J. Scott Tomer, not including $17,974 in commissions or Sales Director bonuses earned but not yet paid as of December 31, 2009. Also during 2009, the Company paid approximately $236,689 in commissions to J. Kim Sorensen, not including $117,974 in commissions or Sales Director bonuses earned but not yet paid as of December 31, 2009.

Retirement Benefits

We maintain a 401(k) plan that is qualified under the Internal Revenue Code, under which employees can defer a portion of their compensation. During 2009, we made matching contributions to our employees, including each of our named executive officers, up to a maximum of 5% of compensation. We provide matching contributions because we believe that employees should be entitled to such benefits.

As of July 31, 2009, the Company deferred the 401(k) matching contributions until further notice. Amounts matched by the Company for the named executive officers in 2009 are included in the Summary Compensation Table.

Other Benefits and Perquisites

We limit the perquisites that we make available to our named executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

The perquisites that we provided in fiscal 2009 are as follows. Our health and insurance plans are the same for all employees. In general, we pay for the employee portion of the health premium due and our employees pay for 100% of elective/dependent coverage. However, it is our policy to pay the full premium for our executives. In addition, certain of our executive officers receive a car allowance equal to $1,000 per month, term life insurance coverage payable to beneficiaries designated by each and long-term disability insurance. In fiscal 2009, at the discretion of the Committee, the car allowance pursuant to employment agreements of named executive officers was not issued.

We believe that continuing to offer these perquisites is consistent with our overall objectives of assisting us in attracting and retaining key executive talent.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table presents information regarding outstanding equity awards at the end of 2009 for the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)

J. Scott Tomer	711,288	(2)	42,677

Robert M. Van Patten	-		-

J. Kim Sorensen	711,288	(2)	42,677

(1)	Calculated based on a price per share of $0.06, which represents the closing price of a share of our common stock on the OTC Bulletin Board as of December 31, 2009 (the last trading day in 2009).
(2)
Award was granted effective as of January 2, 2007 and consisted of 2,099,994 shares of restricted stock, of which 677,418 shares vested immediately, 355,644 vested on January 2, 2008 and 355,644 were forfeited on January 2, 2009 as the performance-related vesting conditions specified in the restricted stock award agreement between us and the executive were not met.

Post-Termination Payments

The employment agreements of each of J. Scott Tomer and J. Kim Sorensen provide that in the event his employment is terminated by the Company without cause, he will be paid his base salary for the remaining term of his employment agreement, in accordance with the Company’s customary payroll practices, as if such employment had not been terminated.

DIRECTOR COMPENSATION

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by our directors who are not named executive officers.  See the Summary Compensation Table for information regarding compensation of directors who are also named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)		Total ($)

Thomas B. Baker, Jr.	20,833	40,000	(2)	-		60,833

Lou Brock	46,000	30,000	(3)	46,093	(4)	122,093

Paul A. Hemings	37,000	30,000	(5)	-		67,000

Jack H. Humes, Jr., Esq.	19,000	40,000	(6)	2,048	(7)	61,048

Timothy Kaiser, M.D. (8)	15,750	-	(9)	-		15,750

Harold L. Kestenbaum, Esq. (10)	36,417	30,000	(11)	-		66,417

Andrew Wilder, CPA (12)	46,584	30,000	(13)	15,987	(14)	92,571

Patricia S. Williams	18,000	40,000	(15)	-		58,000

Clay Winfield (16)	13,000	-	(17)	-		13,000

(1)
As non-employee members of the Board of Directors, these individuals received restricted stock grants pursuant to our policy that governs compensation of non-employee directors. Represents the grant date fair value of stock awards granted during the fiscal year ended December 31, 2009 in accordance with FASB ASC Topic 718.

(2)	The aggregate number of restricted stock awards outstanding as of December 31, 2009 is 333,333.
(3)	The aggregate number of restricted stock awards outstanding as of December 31, 2009 is 218,294.
(4)	Consists of $43,117 in commissions and $2,976 in insurance premiums paid to Mr. Brock.
(5)	The aggregate number of restricted stock awards outstanding as of December 31, 2009 is 218,294.
(6)	The aggregate number of restricted stock awards outstanding as of December 31, 2009 is 333,333.
(7)	Consists of $2,048 in legal fees earned by Mr. Humes for services performed related to the corporate headquarters building asset held for sale.
(8)	Dr. Kaiser resigned as a director effective June 15, 2009.
(9)	The aggregate number of stock option awards outstanding as of December 31, 2009 is 45,000.
(10)	Mr. Kestenbaum resigned as a director effective November 5, 2009.
(11)	The aggregate number of stock option awards outstanding as of December 31, 2009 is 45,000.
(12)	Mr. Wilder resigned as a director effective November 5, 2009.
(13)	The aggregate number of stock option awards outstanding as of December 31, 2009 is 90,000.
(14)
Consists of $15,987 in fees paid to Isrealoff, Trattner and Co. for services performed by Andrew Wilder for expanded duties in his role as Audit Committee Chairman and a member of the Compensation Committee of the Company's Board of Directors.

(15)	The aggregate number of restricted stock awards outstanding as of December 31, 2009 is 333,333.
(16)	Mr. Winfield resigned as a director effective April 30, 2009.
(17)	The aggregate number of stock option awards outstanding as of December 31, 2009 is 45,000.

J. Lloyd “Coach” Tomer served as a director of the Company until October 2009. As of the end of the fiscal year, he had 711,288 shares of restricted stock outstanding. He received no additional compensation for his services as a director during 2009.

Effective as of April 25, 2008, pursuant to its authority under its charter, the Compensation Committee of our Board of Directors approved a new policy that governs the compensation of the non-employee members of our Board of Directors.  To assist it in the process of determining appropriate levels of compensation for our non-employee directors, the Board of Directors and the Committee retained Pearl Meyer & Partners, LLC, an outside consulting firm specializing in the field of executive and outside director compensation (“PMP”).  PMP analyzed compensation levels for non-employee directors at companies considered to be within the peer group of the Company, based on overall size, revenue, net income and other relevant qualitative criteria, compared this data to the Company’s arrangements and submitted its recommendations to the Compensation Committee.

Under our current policy, each non-employee director receives (i) a one-time restricted stock award valued at $40,000 upon election to our Board of Directors and (ii) annual compensation, consisting of $30,000 cash and a restricted stock award valued at $30,000.

The restricted stock award component of our ongoing non-employee director compensation is to be granted on an annual basis during the May 17 - May 30 window following the filing of our quarterly report on Form 10-Q for our first fiscal quarter and is to consist of shares of our Class A Common Stock having a grant-date fair market value of $30,000 (based on the market price of our Class A Common Stock as of such date), vesting entirely on the first anniversary of the grant date. The one-time $40,000 restricted stock award for non-employee directors upon election to our Board of Directors likewise consists of shares of Class A Common Stock valued at fair market value as of the grant date, vesting over a period of four years.

In addition to the basic compensation for our non-employee directors, each such director will also receive a $1,000 cash meeting attendance fee for each meeting of the Board of Directors or a committee thereof that he or she attends (whether attending in person or telephonically). Furthermore, each Chairman of a committee of our Board of Directors will receive an annual cash payment for serving in such capacity, with the Chairmen of the Audit Committee, Compensation Committee and Investment Committee to receive $12,000, $9,000 and $5,000 annually, respectively. The non-employee members of our Board of Directors are also entitled to reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on our behalf, including travel expenses incurred in attending meetings of our Board of Directors or committees thereof. Fees and expenses are reimbursed upon submission of appropriate documentation to us in accordance with our then-current policy.

At December 31, 2008, the Company accrued approximately $11,000 in fees to Israeloff, Trattner & Co. for work performed by Andrew Wilder, a member of the Company's Board of Directors until November 5, 2009.  The liability, included in accrued expenses on the consolidated balance sheet as of December 31, 2008, was paid in 2009 along with an additional amount of approximately $16,000 in fees for work performed by Mr. Wider during the first two months of 2009.  The fees covered services performed by Mr. Wilder for expanded duties in his role as Audit Committee Chairman and a member of the Compensation Committee of the Company’s Board of Directors. The fees were approved by the independent members of the Board of Directors.

Included in accounts payable at December 31, 2009, are legal fees of approximately $2,000 for work performed by Jack Humes, a member of the Company's Board of Directors. The fees covered services performed by Mr. Humes related to the corporate headquarters building asset held for sale.

Certain Relationships and Related Transactions

While we may enter into transactions with affiliates in the future, we have, and we intend to continue, to enter into such transactions only at prices and on terms no less favorable to us than terms that can be obtained from unaffiliated third parties. In that context, we will require any director or officer who has a pecuniary interest in a matter being considered to recuse himself or herself from any negotiations or Board of Directors deliberations. In addition, any transaction with an affiliate is subject to approval by the independent members of our Board of Directors.

Printing Services. Two of our executive officers (who also serve as members of our Board of Directors)— J. Scott Tomer and J. Kim Sorensen— partially own a company that YTB Marketing, now known as ZamZuu, Inc., utilizes for printing of its sales materials and various other marketing initiatives. During 2009 and 2008, the Company expended $182,000 and $3.4 million, respectively, for these services.  Although the Company cannot estimate at this time anticipated payments to be made to this company in 2010, they should be equal to or less than the amount paid in 2009.

Headquarters Property-Related Loan. In July 2006, the Company borrowed $2.5 million from Meridian Bank in connection with its acquisition of the land and building which houses its corporate headquarters in Wood River, Illinois. The chairman and principal shareholder of Meridian Bank, Timothy Kaiser, M.D., and another director and principal shareholder of Meridian Bank, Clay Winfield, were also directors of the Company until June 16, 2009 and April 30, 2009, respectively.  This transaction was approved by the independent members of the Company’s Board of Directors.  On January 8, 2008, the Company’s $500,000 certificate of deposit representing restricted cash collateral for the Company’s outstanding indebtedness related to its corporate headquarters property was surrendered in partial repayment of the principal amount outstanding under such indebtedness.

On July 26, 2008, the Company renewed the note for the principal sum of $2.0 million, the outstanding balance as of that date (the “Note Renewal”). The Note Renewal included an interest rate of prime, plus 1.00% floating daily and a scheduled balloon principal payment due July 26, 2009.  Interest and principal were due monthly based upon a 20-year amortization and the Note Renewal was collateralized by the first mortgage on the corporate headquarters property.  There were no other restrictive covenants included in the Note Renewal.

On October 10, 2008, Meridian Bank was closed by the Illinois Department of Financial and Professional Regulation, Division of Banking.  Subsequently the FDIC was named Receiver.  The terms of the Company’s Note did not change under the terms of the loan contract because they were contractually agreed to in the promissory note with the failed institution.

On February 13, 2009, an unrelated third party, FirstCity Servicing Corporation as Servicer for FH Partners LLC (“FH Partners”), Owner, purchased the Note Renewal.  The terms of the Note Renewal did not change as a result of the purchase.

On July 26, 2009, the $1.9 million balloon payment on the Note Renewal came due.  On September 29, 2009, the Company executed a Loan Modification, Renewal, and Extension Agreement (the “Agreement”) effective July 26, 2009, with FH Partners.  The Agreement renews the note executed by the Company in connection with the Loan and the Note Renewal in the new amount of $1.9 million. The amount due under the Note bears interest at a rate of 8% annually. A principal installment in the amount of $300,000 was due and payable on September 30, 2009, which the Company paid timely.

In connection with the execution of the Agreement, the Company granted FH Partners a mortgage on approximately nine acres of unencumbered raw land adjacent to the Company’s headquarters (the “Property”) as additional security for the Note, as evidenced by a Mortgage executed by the Company on September 29, 2009 (the “Mortgage”).  The carrying value of the Property as of December 31, 2009 is $1.0 million.  Under the Mortgage, the Company assigned and conveyed to FH Partners all rights, title and interest in existing or future leases for use of the Property and all rents and profits that pertain to the use of the Property.  In the event of default, as defined in the Mortgage, FH Partners has the right to foreclose on the Property and take possession or declare all payments immediately due and payable.

The outstanding balance of the Note as of December 31, 2009 was $1.6 million.

Development Contract for Headquarters Property. Pursuant to the terms of the development contract with Winfield Development for its new corporate headquarters in Wood River, Illinois (the “Contract”), the Company made aggregate payments of $449,000 and $4.2 million for the years ended December 31, 2009 and 2008, respectively. The Contract was approved by the independent members of the Company’s Board of Directors.  The Company paid $9,000 during the year ended December 31, 2009 to Winfield Development for miscellaneous capital projects and repairs to the corporate headquarters.  Clay Winfield, who was a member of the Company’s Board of Directors until April 30, 2009, controls Winfield Development.

Administrative Office Lease.  The Company leased approximately 5,000 square feet of office space (which served as part of the Company’s previous headquarters office) at the real property location at 600 Country Club View, Edwardsville, Illinois 62025 (the “Building Two Property”) under a commercial lease agreement (the “Building Two Lease”), dated August 4, 2005, by and between Meridian Land Company, Inc. (“Meridian Land”), as lessor, and the Company, as lessee, which is to expire on October 31, 2010.

In January 2008, the Company exercised its option under the Building Two Lease to purchase the Building Two Property.  Subsequently, the Company entered into a purchase contract with Meridian Land for $2.5 million.  The Company paid $500,000 of the $2.5 million purchase price as a non-refundable earnest money deposit as of the execution of the purchase contract, and the remaining $2.0 million was due at the closing of the acquisition of the Building Two Property, originally scheduled to close by the end of June 2008.  Given the downturn in the credit and real estate markets, the Company extended the contract in 2008 to occur on or before December 31, 2009 in order to preserve its interest in purchasing the building or assigning its rights to purchase the building to a third party.  As of December 31, 2008, the Company was not able to provide assurance that it would be able to obtain proper financing to exercise its right to purchase the property, or that the Company would be able to assign its rights to purchase the property to a third party.  Therefore, the $500,000 non-refundable earnest money deposit was fully reserved as of December 31, 2008 and the expense was included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2008.  The purchase contract expired and the $500,000 non-refundable earnest money deposit was written off as of December 31, 2009.  Our entry into the lease transaction, our subsequent exercise of the purchase option and our prospective acquisition of the Building Two Property were each approved by the independent members of our Board of Directors. We believe that the terms of such transactions are (or were, as the case may be) commercially available terms that are or were no less favorable to us than terms that could have been obtained from an unaffiliated party.

Additional Office Space Lease. On August 17, 2007, the Company entered into a Commercial Lease Agreement (the “Magnolia Lease”), by and between Meridian Land, as lessor, and the Company, as lessee, covering the approximately 5,500 square feet premises located at #112 Magnolia Drive (Lot #9 Magnolia Commons), Glen Carbon, Illinois 62034 (the “Magnolia Leased Premises”). The Magnolia Leased Premises served as additional office space for the Company.  The Magnolia Lease had an initial term of 18 months, originally scheduled to commence on November 1, 2007 and expire on April 30, 2009.  Due to delays in construction being performed with respect to the Magnolia Leased Premises, the term of the Magnolia Lease was postponed such that it commenced on February 15, 2008 and extended until August 15, 2009. Rent under the Magnolia Lease was  $8,000 per month. In addition to monthly rental payments, the Company was responsible for reimbursement of tenant build-out costs, utilities and maintenance, insurance and all real estate taxes assessed on the property on which the Magnolia Leased Premises was located during the term of the Magnolia Lease.  In addition, the Company was responsible for all costs of maintaining any common areas (“CAM”) used by the Company in conjunction with the Magnolia Leased Premises.  Our entry into the Magnolia Lease was approved by the independent members of our Board of Directors. We believe that the terms of the Magnolia Lease are commercially available terms that are no less favorable to us than terms that can be obtained from an unaffiliated party.

Acquisition of Entity Holding Executive Jet.  The Company had utilized a Learjet 35A business jet owned by Meridian/Silver, LC, a Florida limited liability company (“Meridian/Silver”), which had been owned 50% by Meridian Land and 50% by an unaffiliated third party.  On February 29, 2008, the Company acquired all of the outstanding membership interests of Meridian/Silver for the purchase price of $1.3 million. The only significant asset held by Meridian/Silver was the executive jet, which was held free and clear of any and all liens and encumbrances. Meridian/Silver was not subject to any material liabilities or contractual obligations. The Company utilized the executive jet for the transport of employees, officers, directors, business guests and property for business-related purposes.  On September 24, 2008, Meridian/Silver and YTB Air, Inc., a Delaware corporation (“YTB Air”), agreed to merge entities resulting in YTB Air being the surviving entity.

In the third quarter of 2008, the Company made the decision to sell the executive jet within the next 12 months for an amount expected to be less than its current carrying amount and recorded a pre-tax impairment loss of $310,000 to write down the jet to its estimated realizable value of $900,000.  On January 12, 2009, the Company sold the business jet for net proceeds of $872,000 and incurred costs of $28,000 to prepare the jet for sale.

Meridian Land is controlled by its principals, Timothy Kaiser, M.D. and Clay Winfield, each of whom were members of the Company’s Board of Directors until June 16, 2009 and April 30, 2009, respectively.  Each of the transactions entered into by the Company with Meridian Land (including the Building Two Lease, the acquisition of the Building Two Property, the Magnolia Lease, and the acquisition of the membership interests of Meridian/Silver) was considered and approved by the independent members of the Company’s Board of Directors.

PROPOSAL 2

RATIFICATION OF THE COMPANY’S SELECTION OF ITS AUDITORS

Our Board of Directors recommends to our stockholders that they ratify the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. UHY LLP served as our auditors during the fiscal year ended December 31, 2009 and December 31, 2008. If the stockholders do not ratify this selection, we will reconsider our selection of Marcum LLP and our Audit Committee may appoint new auditors instead. On April 16, 2010, the Audit Committee voted to dismiss UHY LLP, the Company’s independent registered public accounting firm, effective as of April 16, 2010. The decision to dismiss UHY LLP was approved by the full Board. The Company informed UHY LLP of the decision on April 16, 2010.

UHY LLP’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2009 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. UHY LLP’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion; however, such opinion was modified with an explanatory paragraph regarding the substantial doubt raised as to the Company’s ability to continue as a going concern. As a smaller reporting company for its fiscal year as of and for the year ended December 31, 2009, the Company was not required to have an audit on the effectiveness of its internal controls over financial reporting. The audit report of UHY LLP on the effectiveness of internal control over financial reporting as of December 31, 2008 contained an adverse opinion due to the material weaknesses identified in the Company’s internal control over financial reporting. During the fiscal years ended December 31, 2009 and 2008 and through April 16, 2010, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2009 and 2008 and through April 16, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

A representative of Marcum LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions. We do not expect a representative of UHY LLP to attend the Annual Meeting.

 Principal Accountant Fees and Services

The following table presents fees, including reimbursements for expenses, incurred for professional audit services rendered by UHY LLP, our former independent audit firm, for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, respectively. UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

	Fiscal Year Ended 12/31/08	Fiscal Year Ended 12/31/09
Audit Fees (1)	$988,049	$806,859
Audit Related Fees (2)	$6,641	$17,944
Tax Fees (3)	$-	$-
All Other Fees (4)	$-	$-
Total (5)	$994,690	$824,803

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by UHY LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for services related to the audit of the Company’s 401K Plan.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, including preparation of tax returns, review of restrictions on net operating loss carry-forwards and other general tax services. There were no such fees incurred by us during the fiscal year ended December 31, 2008 and December 31, 2009.

(4)
All Other Fees consist of fees for products and services other than the services reported above. There were no such fees incurred by us during the fiscal year ended December 31, 2008 or during the fiscal year ended December 31, 2009.

(5)	UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, our Audit Committee has adopted an unwritten approval policy that it believes will result in an effective and efficient procedure for the pre-approval of services performed by the independent auditor. All services performed by UHY during the last two fiscal years were pre-approved by the Audit Committee.

Audit Services

Audit Services include the annual financial statement audit (including quarterly reviews) and other procedures required to be performed by the independent auditor in order to render an opinion on our financial statements. Our Audit Committee may pre-approve specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by our Audit Committee. Our Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which historically have been provided to us by the independent auditor and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may pre-approve specified audit-related services within pre-approved fee levels. All other audit-related services must be pre-approved by our Audit Committee.

Tax Services

Our Audit Committee may pre-approve specified tax services that the Audit Committee believes would not impair the independence of the auditor and that are consistent with SEC rules and guidance. All other tax services must be specifically approved by our Audit Committee.

All Other Services

Other services are services provided by the independent auditor that do not fall within the established audit, audit-related and tax services categories. Our Audit Committee may pre-approve specific other services that do not fall within any of the specified prohibited categories of services.

Procedures

All requests for services to be provided by the independent auditor, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to the Chief Financial Officer. The Chief Financial Officer authorizes services that have been pre-approved by our Audit Committee. If there is any question as to whether a proposed service fits within a pre-approved service, the Audit Committee chair is consulted for a determination. Our Chief Financial Officer submits requests or applications to provide services that have not been pre-approved by our Audit Committee, which must include an affirmation by the Chief Financial Officer and the independent auditor that the request or application is consistent with the SEC’s rules on auditor independence, to our Audit Committee (or its chair or any of its other members pursuant to delegated authority) for approval.

Recommendation:

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF MARCUM LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Report of Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

The Audit Committee has:

-	Reviewed and discussed the audited financial statements with management.

-
Discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

-
Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence.

-
Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted by the
members of the Audit Committee:

Thomas B. Baker, Jr., Chairman
Jack H. Humes, Jr., Esq.
Patricia S. Williams, Esq.

OTHER MATTERS

Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to sign, date and mail the enclosed proxy (or proxies, if you hold shares of both Class A Common Stock and Class B Common Stock) in the prepaid envelope provided for such purpose. For planning purposes, it is hoped that registered stockholders will give us advance notice of their plans to attend the meeting by marking the box provided on the proxy card(s).

A list of our stockholders of record at the close of business on May 4, 2010, will be available at the Annual Meeting and during the ten days prior thereto, at our offices, 1901 East Edwardsville Road, Wood River, IL 62095.

If you will need special assistance at the Annual Meeting because of a disability or if you require directions to the Annual Meeting, please contact J. Kim Sorensen, our Secretary, at (618) 655-9477.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting:

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2011 Annual Meeting of Stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 1901 East Edwardsville Road, Wood River, IL 62095, no later than January 7, 2011. All stockholder proposals to be considered at the 2011 Annual Meeting must be received by our corporate secretary at our corporate headquarters by March 23, 2011.

Wood River, IL
May 7, 2010

By Order of the Board of Directors,

J. Kim Sorensen

J. Kim Sorensen
Secretary

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO
SIGN, DATE, AND MAIL YOUR PROXY PROMPTLY.

P	YTB INTERNATIONAL, INC.

R	PROXY CARD FOR CLASS A COMMON STOCK

O	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2010
X

Y

The undersigned hereby: (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of YTB International, Inc. (the “Company”) to be held on June 7, 2010 and the Proxy Statement in connection therewith, each dated May 7, 2010; (b) appoints J. Scott Tomer and Robert M. Van Patten, and each of them with full power of substitution, as Proxies; (c) authorizes the Proxies to represent and vote, as designated hereon, all of the shares of Class A Common Stock of the Company, held of record by the undersigned on May 4, 2010, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF PROPOSALS 1 AND 2.

1.	Election of Directors

DIRECTOR- NOMINEES:

Thomas B. Baker, Jr.	☐ FOR	☐ WITHHOLD AUTHORITY
Lou Brock	☐ FOR	☐ WITHHOLD AUTHORITY
J. Kim Sorensen	☐ FOR	☐ WITHHOLD AUTHORITY

2.	Ratification of Marcum LLP as the Company’s independent auditors

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ Check here if you plan to attend the meeting

SIGNATURE(S)_________________________________

SIGNATURE(S)_________________________________

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATE_________________________________________

P	YTB INTERNATIONAL, INC.

R	PROXY CARD FOR CLASS B COMMON STOCK

O	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2010
X

Y

The undersigned hereby: (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of YTB International, Inc. (the “Company”) to be held on June 7, 2010 and the Proxy Statement in connection therewith, each dated May 7, 2010; (b) appoints J. Scott Tomer and Robert M. Van Patten, and each of them with full power of substitution, as Proxies; (c) authorizes the Proxies to represent and vote, as designated hereon, all of the shares of Class B Common Stock of the Company, held of record by the undersigned on May 4, 2010, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF PROPOSALS 1 AND 2.

1.	Election of Directors

DIRECTOR- NOMINEES:

Thomas B. Baker, Jr.	☐ FOR	☐ WITHHOLD AUTHORITY
Lou Brock	☐ FOR	☐ WITHHOLD AUTHORITY
J. Kim Sorensen	☐ FOR	☐ WITHHOLD AUTHORITY

2.	Ratification of Marcum LLP as the Company’s independent auditors

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ Check here if you plan to attend the meeting

SIGNATURE(S)_________________________________

SIGNATURE(S)_________________________________

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATE_________________________________________

APPENDIX A
AUDIT COMMITTEE CHARTER OF YTB INTERNATIONAL, INC.

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of YTB International, Inc. (the “Company”) and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

(a)	The integrity of the Company’s financial statements.

(b)	The Company’s compliance with legal and regulatory requirements.

(c)	The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s internal audit function, if any, and independent auditor.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the American Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act.

One director who is not independent as defined in the rules and regulations of the American Stock Exchange and who satisfies the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 may serve as a member of the Committee, in the following circumstances:

☐
the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or another Board committee, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company so long as such compensation is not contingent in any way on continued service;

☐	the director is not an affiliated person of the Company or any of its subsidiaries.

☐	the director is not a current officer or employee of the Company or an immediate family member of a current officer or employee;

☐	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

☐
the Board of Directors discloses, in the Company’s next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination;

☐	no such person may serve as the Chairman of the Committee; and

☐	no such person may serve on the Committee for more than two years.

No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member must either have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities or be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company's exposure to risk.

Documents/Reports Review

1.
Discuss with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Discuss with management and the independent auditor, prior to the Company's filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

3.
Discuss with management and the independent auditor the Company's earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.
Discuss with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.
Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.
Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including the resolution of any disagreements between management and the independent auditor regarding financial reporting.

7.
Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.
To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.
Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.
Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a)
At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)
Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

(d)	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

(e)	Ensure the rotation of the lead audit (or coordinating) partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(f)
Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

(g)	Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function), if any.

Financial Reporting Process

12.
In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management's Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.
Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.
Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.
Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.
Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless assigned to a comparable committee or group of independent directors, review and approve all related party transactions as specified in Item 404 of Regulation S-K.

23.	Review and reassess the adequacy of this Charter on an annual basis.

Reports

24.	Prepare all reports required to be included in the Company’s proxy statement pursuant to and in accordance with applicable rules and regulations of the SEC.

25.
Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.
The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

APPENDIX B

YTB INTERNATIONAL, INC.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The purpose of the Compensation Committee of the Board of Directors (the “Committee”) of YTB International, Inc., a Delaware corporation (the “Company”), is to carry out the overall responsibility of the Board of Directors (the “Board”) relating to the compensation of the Company’s directors, executive officers and compensation policies, plans and programs.  The term “compensation” shall include any salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.  The Committee shall also produce an annual report (the “Compensation Committee Report”) on the Committee’s compensation policies and executive compensation for inclusion in the Company’s proxy statement as required by the United States Securities and Exchange Commission (the “SEC”).

MEMBERSHIP

The Committee shall be comprised of two or more Board members, including a Committee Chairman, appointed by the Board.  Each member of the Committee shall be (i) “independent” within the meaning of the listing standards set forth by American Stock Exchange, (ii) a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.  Members of the Committee may be removed at any time by the Board.

To the extent the Committee consists of at least three members, one director who is not independent may be appointed to the Committee, subject to the following:

•	The director is not a current officer or employee of the Company or an immediate family member of a current officer or employee of the Company;

•	The Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

•
The Board discloses, in the Company’s next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination; and

•	No such person may serve on the Committee under this exception for more than two years.

MEETINGS AND PROCEDURES

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate.  Special meetings of the Committee may be called by any member of the Committee upon notice to all members as provided in the Bylaws of the Company; provided, however, that such notice may be waived as provided in the Bylaws of the Company.  A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at a meeting at which a quorum is present.  Attendance by members of management will be at the invitation of the Committee Chairman.  All determinations with respect to the compensation of the Company’s chief executive officer must be made by the Committee in an executive session, without the presence of executive officers.  The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board.  The Committee shall report its actions and any recommendations to the Board after each Committee meeting.

B-1

DUTIES AND RESPONSIBILITIES

The function, powers, duties and responsibilities of the Committee as are follows:

1.
The Committee shall review from time to time and approve the Company’s compensation policies to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests.

2.
The Committee shall review and approve annually the corporate goals and objectives relevant to the chief executive officer of the Company.  At least annually, the Committee shall evaluate the chief executive officer’s performance in light of these goals and objectives and set the chief executive officer’s compensation, including any salary, bonus, incentive and equity compensation, based on this evaluation.  The Committee shall communicate in its annual Compensation Committee Report to stockholders the factors and criteria on which the chief executive officer’s compensation for the last year was based, including the relationship of the Company’s performance to the chief executive officer’s compensation.

3.
The Committee shall review and approve the compensation, including any salary, bonus, incentive and equity compensation, for the executive officers of the Company (which includes all officers within the meaning Section 16 of the Exchange Act and Rule 16a-l thereunder) other than the chief executive officer.  The Committee shall communicate in its annual Compensation Committee Report to stockholders the specific relationship of corporate performance to such executive compensation.

4.	The Committee shall provide oversight of management’s decisions concerning the performance and compensation of key employees of the Company, other than the executive officers.

5.	The Committee shall approve, subject to Board approval and, where appropriate, subject to submission to the stockholders, all new incentive compensation and equity-based plans for executive officers.

6.
The Committee shall review the Company’s incentive compensation and equity-based plans, and the Committee shall recommend to the Board any changes in such incentive compensation and equity-based plans that the Committee deems necessary or appropriate.  The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

7.	The Committee shall review and approve all awards made to executive officers under the Company’s incentive compensation and equity-based plans.

8.
The Committee shall, not less frequently than annually, evaluate the performance of the Committee, including a review of the Committee’s compliance with this Charter, and review and reassess this Charter and submit any recommended changes to the Board for its consideration.

9.	The Committee shall perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board, or as designated in particular plan documents.

10.
The Committee shall have the authority to consult with Company counsel.  The Committee also shall have the authority to engage any outside advisor of its selection, at the Company’s expense, should the Committee deem it necessary or appropriate to do so.  The Committee shall have the sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or other executive officer compensation, including the sole authority to approve the compensation consultant’s fees and other retention terms.

11.	Staff to the Committee shall be the Chief Financial Officer and the Secretary of the Company. Staff to the Committee will have no authority to vote on matters before the Committee.

B-2